Exhibit 99.1
Earnings Release

CubeSmart Reports Second Quarter 2024 Results

MALVERN, PA -- (Globe Newswire) – August 1, 2024 -- CubeSmart (NYSE: CUBE) today announced its operating results for the three and six months ended June 30, 2024.

“As expected, we experienced a marginally stronger seasonal uplift in demand during the second quarter and a customer base who continues to be resilient in an uncertain economy,” commented President and Chief Executive Officer Christopher P. Marr. “Our data-driven approach to operations continues to allow us to optimize our performance in the face of changing macro conditions.”

Key Highlights for the Second Quarter

●	Reported diluted earnings per share (“EPS”) attributable to the Company’s common shareholders of $0.41.
●	Reported funds from operations (“FFO”), as adjusted, per diluted share of $0.64.
●	Same-store (598 stores) net operating income (“NOI”) decreased 1.2% year over year, resulting from 0.3% revenue growth and a 4.2% increase in operating expenses.
●	Same-store occupancy averaged 91.5% during the quarter, ending at 91.9%.
●	Opened for operation two development projects for a total cost of $61.8 million.
●	Added 39 stores to our third-party management platform, bringing our total third-party managed store count to 879.

Financial Results

Net income attributable to the Company’s common shareholders was $94.0 million for the second quarter of 2024, compared with $97.9 million for the second quarter of 2023. Diluted EPS attributable to the Company’s common shareholders decreased to $0.41 for the second quarter of 2024, compared with $0.43 for the same period last year.

FFO, as adjusted, was $146.0 million for the second quarter of 2024, compared with $149.5 million for the second quarter of 2023. FFO, as adjusted, per diluted share decreased 3.0% to $0.64 for the second quarter of 2024, compared with $0.66 for the same period last year.

Investment Activity

Development Activity

The Company has agreements with developers for the construction of self-storage properties in high-barrier-to-entry locations. During the three months ended June 30, 2024, the Company opened for operation two development properties, one located in New Jersey and one located in New York, for a total cost of $61.8 million.

As of June 30, 2024, the Company had two joint venture development properties under construction. The Company anticipates investing a total of $36.9 million related to these projects and had invested $7.5 million of that total as of June 30, 2024. Both stores are located in New York and are expected to open during the third quarter of 2025.

SECOND QUARTER 2024	PAGE 1

Earnings Release

Third-Party Management

As of June 30, 2024, the Company’s third-party management platform included 879 stores totaling 57.4 million rentable square feet. During the three and six months ended June 30, 2024, the Company added 39 stores and 107 stores, respectively, to its third-party management platform.

Same-Store Results

The Company’s same-store portfolio as of June 30, 2024 included 598 stores containing 43.0 million rentable square feet, or approximately 96.7% of the aggregate rentable square feet of the Company’s 615 consolidated stores. These same-store properties represented approximately 97.8% of the Company’s property NOI for the three months ended June 30, 2024.

Same-store physical occupancy as of June 30, 2024 and 2023 was 91.9% and 92.6%, respectively. Same-store total revenues for the second quarter of 2024 increased 0.3% and same-store operating expenses increased 4.2% compared to the same quarter in 2023. Same-store NOI decreased 1.2% from the second quarter of 2023 to the second quarter of 2024.

Operating Results

As of June 30, 2024, the Company’s total consolidated portfolio included 615 stores containing 44.4 million rentable square feet and had physical occupancy of 91.3%.

Revenues increased $5.4 million and property operating expenses increased $8.3 million in the second quarter of 2024, as compared to the same period in 2023. Increases in revenues were primarily attributable to increases in management fees and customer storage protection plan participation at our owned and managed stores as well as revenues generated from property acquisitions and recently opened development properties. Increases in property operating expenses were primarily attributable to increases in employee medical coverage as well as increases in property insurance and property taxes within the same-store portfolio and increased expenses associated with the growth in our third-party management program.

Interest expense decreased from $23.5 million during the three months ended June 30, 2023 to $22.8 million during the three months ended June 30, 2024, a decrease of $0.7 million. The decrease was attributable to a decrease in the average outstanding debt balance and lower interest rates during the 2024 period compared to the 2023 period. The average outstanding debt balance decreased to $2.96 billion during the three months ended June 30, 2024 as compared to $3.04 billion during the three months ended June 30, 2023. The weighted average effective interest rate on our outstanding debt decreased to 3.01% for the three months ended June 30, 2024 compared to 3.05% during the three months ended June 30, 2023.

Financing Activity

During the three months ended June 30, 2024, the Company did not sell any common shares of beneficial interest through its at-the-market ("ATM") equity program. As of June 30, 2024, the Company had 5.8 million shares available for issuance under the existing equity distribution agreements.

SECOND QUARTER 2024	PAGE 2

Earnings Release

Quarterly Dividend

On May 21, 2024, the Company declared a quarterly dividend of $0.51 per common share. The dividend was paid on July 15, 2024 to common shareholders of record on July 1, 2024.

2024 Financial Outlook

“This quarter, we opened two Class-A development projects in the New York MSA, continuing to create value through our joint venture development program,” commented Chief Financial Officer Tim Martin. “As we’ve moved through the summer rental season, overall performance led us to maintain the midpoint of our guidance ranges for both same-store NOI and FFO per share.”

The Company estimates that its fully diluted earnings per share for 2024 will be between $1.71 and $1.77, and that its fully diluted FFO per share, as adjusted, for 2024 will be between $2.61 and $2.67. Due to uncertainty related to the timing and terms of transactions, the impact of any potential future speculative investment activity is excluded from guidance. For 2024, the same-store pool consists of 598 properties totaling 43.0 million rentable square feet.

(1)	Prior guidance as included in our first quarter earnings release dated April 25, 2024.

SECOND QUARTER 2024	PAGE 3

Earnings Release

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, August 2, 2024 to discuss financial results for the three months ended June 30, 2024.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at investors.cubesmart.com. Telephone participants may join on the day of the call by dialing 1 (800) 715-9871 using conference ID number 4783436.

After the live webcast, the webcast will be available on CubeSmart’s website. In addition, a telephonic replay of the call will be available through August 16, 2024 by dialing 1 (800) 770-2030 using conference ID number 4783436.

Supplemental operating and financial data as of June 30, 2024 is available in the investor relations section of the Company’s corporate website.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company's self-storage properties are designed to offer affordable, easily accessible and, in most locations, climate-controlled storage space for residential and commercial customers. According to the 2024 Self-Storage Almanac, CubeSmart is one of the top three owners and operators of self-storage properties in the United States.

Non-GAAP Financial Measures

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company's stores. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to make cash distributions. The Company believes that to further understand its performance, FFO should be compared with its

SECOND QUARTER 2024	PAGE 4

Earnings Release

reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in its consolidated financial statements.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which the Company believes are not indicative of the Company’s operating results.

The Company defines net operating income, which it refers to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loss on early extinguishment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): equity in earnings of real estate ventures, gains from sales of real estate, net, other income, gains from remeasurement of investments in real estate ventures and interest income. NOI is a measure of performance that is not calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of its stores, and for all of its stores in the aggregate. NOI should not be considered as a substitute for net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP. The Company believes NOI is useful to investors in evaluating operating performance because it is one of the primary measures used by management and store managers to evaluate the economic productivity of the Company’s stores, including the ability to lease stores, increase pricing and occupancy, and control property operating expenses. Additionally, NOI helps the Company’s investors meaningfully compare the results of its operating performance from period to period by removing the impact of its capital structure (primarily interest expense on outstanding indebtedness) and depreciation of the basis in its assets from operating results.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this presentation, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you

SECOND QUARTER 2024	PAGE 5

Earnings Release

not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation or as of the dates otherwise indicated in such forward-looking statements. All of our forward-looking statements, including those in this presentation, are qualified in their entirety by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this presentation. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (“SEC”).

These risks include, but are not limited to, the following:

●	adverse changes in economic conditions in the real estate industry and in the markets in which we own and operate self-storage properties;
●	the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;
●	the failure to execute our business plan;
●	adverse impacts from pandemics, quarantines and stay at home orders, including the impact on our ability to operate our self-storage properties, the demand for self-storage, rental rates and fees and rent collection levels;
●	reduced availability and increased costs of external sources of capital;
●	increases in interest rates and operating costs;
●	financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future debt;
●	counterparty non-performance related to the use of derivative financial instruments;
●	risks related to our ability to maintain our qualification as a real estate investment trust (“REIT”) for federal income tax purposes;
●	the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;
●	increases in taxes, fees and assessments from state and local jurisdictions;
●	the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;
●	reductions in asset valuations and related impairment charges;
●	cybersecurity breaches, cyber or ransomware attacks or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships or result in fraudulent payments;
●	changes in real estate, zoning, use and occupancy laws or regulations;
●	risks related to or consequences of earthquakes, hurricanes, windstorms, floods, other natural disasters or acts of violence, pandemics, active shooters, terrorism, insurrection or war that impact the markets in which we operate;
●	potential environmental and other material liabilities;
●	governmental, administrative and executive orders, regulations and laws, which could adversely impact our business operations and customer and employee relationships;

SECOND QUARTER 2024	PAGE 6

Earnings Release

●	uninsured or uninsurable losses and the ability to obtain insurance coverage, indemnity or recovery from insurance against risks and losses;
●	our ability to attract and retain talent in the current labor market;
●	other factors affecting the real estate industry generally or the self-storage industry in particular; and
●	other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Josh Schutzer

Vice President, Finance

(610) 535-5700

SECOND QUARTER 2024	PAGE 7

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2024	2023
	(unaudited)

ASSETS
Storage properties	$7,415,426	$7,367,613
Less: Accumulated depreciation	(1,503,487)	(1,416,377)
Storage properties, net (includes VIE amounts of $189,262 and $180,615, respectively)	5,911,939	5,951,236
Cash and cash equivalents (includes VIE amounts of $2,355 and $3,002, respectively)	5,656	6,526
Restricted cash	1,614	1,691
Loan procurement costs, net of amortization	3,364	3,995
Investment in real estate ventures, at equity	94,053	98,288
Other assets, net	167,830	163,284
Total assets	$6,184,456	$6,225,020

LIABILITIES AND EQUITY
Unsecured senior notes, net	$2,778,560	$2,776,490
Revolving credit facility	10,600	18,100
Mortgage loans and notes payable, net	95,388	128,186
Lease liabilities - finance leases	65,685	65,714
Accounts payable, accrued expenses and other liabilities	230,287	201,419
Distributions payable	116,014	115,820
Deferred revenue	40,576	38,483
Total liabilities	3,337,110	3,344,212

Noncontrolling interests in the Operating Partnership	55,930	60,276

Commitments and contingencies

Equity
Common shares $.01 par value, 400,000,000 shares authorized, 225,196,862 and 224,921,053 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	2,252	2,249
Additional paid-in capital	4,154,269	4,142,229
Accumulated other comprehensive loss	(371)	(411)
Accumulated deficit	(1,386,056)	(1,345,239)
Total CubeSmart shareholders’ equity	2,770,094	2,798,828
Noncontrolling interests in subsidiaries	21,322	21,704
Total equity	2,791,416	2,820,532
Total liabilities and equity	$6,184,456	$6,225,020

SECOND QUARTER 2024	PAGE 8

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

REVENUES
Rental income	$226,791	$225,910	$451,981	$449,494
Other property related income	28,958	25,760	55,274	50,144
Property management fee income	10,460	9,135	20,360	17,695
Total revenues	266,209	260,805	527,615	517,333
OPERATING EXPENSES
Property operating expenses	83,097	74,821	160,134	145,948
Depreciation and amortization	51,035	50,358	101,752	100,687
General and administrative	14,622	14,325	30,247	28,999
Total operating expenses	148,754	139,504	292,133	275,634
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(22,767)	(23,544)	(45,686)	(47,235)
Loan procurement amortization expense	(1,015)	(1,041)	(2,045)	(2,081)
Equity in earnings of real estate ventures	425	790	1,270	3,341
Other	88	777	23	501
Total other expense	(23,269)	(23,018)	(46,438)	(45,474)
NET INCOME	94,186	98,283	189,044	196,225
Net income attributable to noncontrolling interests in the Operating Partnership	(524)	(616)	(1,065)	(1,230)
Net loss attributable to noncontrolling interests in subsidiaries	302	212	512	450
NET INCOME ATTRIBUTABLE TO THE COMPANY	$93,964	$97,879	$188,491	$195,445

Basic earnings per share attributable to common shareholders	$0.42	$0.43	$0.83	$0.87
Diluted earnings per share attributable to common shareholders	$0.41	$0.43	$0.83	$0.86

Weighted average basic shares outstanding	225,886	225,388	225,827	225,342
Weighted average diluted shares outstanding	226,618	226,275	226,593	226,238

SECOND QUARTER 2024	PAGE 9

Same-Store Results (598 stores)

(in thousands, except percentages and per square foot data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2024	2023	Change	2024	2023	Change

REVENUES
Rental income	$221,025	$221,623	(0.3)%	$440,785	$441,331	(0.1)%
Other property related income	11,475	10,098	13.6%	20,860	19,570	6.6%
Total revenues	232,500	231,721	0.3%	461,645	460,901	0.2%

OPERATING EXPENSES
Property taxes (1)	25,513	24,942	2.3%	51,703	50,213	3.0%
Personnel expense	13,894	13,430	3.5%	27,676	26,701	3.7%
Advertising	6,762	6,663	1.5%	9,642	10,067	(4.2)%
Repair and maintenance	3,151	2,583	22.0%	5,650	4,973	13.6%
Utilities	5,178	5,198	(0.4)%	11,132	11,054	0.7%
Property insurance	3,229	2,646	22.0%	6,356	4,810	32.1%
Other expenses	9,329	8,879	5.1%	19,089	17,638	8.2%

Total operating expenses	67,056	64,341	4.2%	131,248	125,456	4.6%

Net operating income (2)	$165,444	$167,380	(1.2)%	$330,397	$335,445	(1.5)%

Gross margin	71.2%	72.2%		71.6%	72.8%

Period end occupancy	91.9%	92.6%		91.9%	92.6%

Period average occupancy	91.5%	92.6%		90.9%	91.9%

Total rentable square feet	42,984			42,984

Realized annual rent per occupied square foot (3)	$22.47	$22.28	0.9%	$22.57	$22.33	1.1%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (2)	$165,444	$167,380		$330,397	$335,445
Non same-store net operating income (2)	3,693	2,811		7,598	5,220
Indirect property overhead (4)	13,975	15,793		29,486	30,720
Depreciation and amortization	(51,035)	(50,358)		(101,752)	(100,687)
General and administrative expense	(14,622)	(14,325)		(30,247)	(28,999)
Interest expense on loans	(22,767)	(23,544)		(45,686)	(47,235)
Loan procurement amortization expense	(1,015)	(1,041)		(2,045)	(2,081)
Equity in earnings of real estate ventures	425	790		1,270	3,341
Other	88	777		23	501

Net income	$94,186	$98,283		$189,044	$196,225

(1)	For comparability purposes, certain amounts related to the expiration of certain real estate tax abatements have been excluded from the same-store portfolio results ($197k and $393k for the three and six months ended June 30, 2024, respectively).
(2)	Net operating income (“NOI”) is a non-GAAP (generally accepted accounting principles) financial measure. The above table reconciles same-store NOI to GAAP Net income.
(3)	Realized annual rent per occupied square foot is calculated by dividing annualized rental income by the weighted average occupied square feet for the period.
(4)	Includes property management income earned in conjunction with managed properties.

SECOND QUARTER 2024	PAGE 10

Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except percentages and per share and unit data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net income attributable to the Company's common shareholders	$93,964	$97,879	$188,491	$195,445

Add (deduct):
Real estate depreciation and amortization:
Real property	49,436	48,898	98,685	97,814
Company's share of unconsolidated real estate ventures	2,046	2,115	4,138	4,249
Gains from sales of real estate, net (1)	—	—	—	(1,713)
Noncontrolling interests in the Operating Partnership	524	616	1,065	1,230

FFO attributable to the Company's common shareholders and third-party OP unitholders	$145,970	$149,508	$292,379	$297,025

Basic earnings per share attributable to common shareholders	$0.42	$0.43	$0.83	$0.87
Diluted earnings per share attributable to common shareholders	$0.41	$0.43	$0.83	$0.86
FFO per diluted share and unit	$0.64	$0.66	$1.28	$1.30

Weighted average basic shares outstanding	225,886	225,388	225,827	225,342
Weighted average diluted shares outstanding	226,618	226,275	226,593	226,238
Weighted average diluted shares and units outstanding	227,877	227,694	227,867	227,659

Dividend per common share and unit	$0.51	$0.49	$1.02	$0.98
Payout ratio of FFO	79.7%	74.2%	79.7%	75.4%

(1)	For the six months ended June 30, 2023, represents distributions made to the Company in excess of its investment in 191 IV CUBE Southeast LLC. This amount is included in the Company’s share of equity in earnings of real estate ventures.

SECOND QUARTER 2024	PAGE 11